UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 3, 2012

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At Wisconsin Energy Corporation's 2012 Annual Meeting of Stockholders held on May 3, 2012, stockholders voted on the following proposals with the following results:

Proposal 1 -- Election of Nine Directors for Terms Expiring in 2013

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

John F. Bergstrom	156,936,593	14,687,274	25,108,949
Barbara L. Bowles	167,480,763	4,143,104	25,108,949
Patricia W. Chadwick	169,807,535	1,816,332	25,108,949
Robert A. Cornog	167,417,478	4,206,389	25,108,949
Curt S. Culver	169,724,142	1,899,725	25,108,949
Thomas J. Fischer	168,182,532	3,441,335	25,108,949
Gale E. Klappa	164,323,142	7,300,725	25,108,949
Ulice Payne, Jr.	161,340,679	10,283,188	25,108,949
Mary Ellen Stanek	153,523,222	18,100,645	25,108,949

Proposal 2 -- Approval of Amendments to Wisconsin Energy's Restated Articles of Incorporation to Implement a Majority Voting Standard for the Election of Directors in Non-Contested Elections

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
168,973,472	1,608,070	1,042,325	25,108,949

Proposal 3 -- Approval of Amendments to Wisconsin Energy's Bylaws to Implement a Majority Voting Standard for the Election of Directors in Non-Contested Elections

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
168,968,742	1,622,297	1,032,828	25,108,949

Proposal 4 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2012

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
193,604,904	2,397,627	730,285	0

Proposal 5 -- Advisory Vote on Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
152,002,688	16,609,996	3,011,183	25,108,949

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: May 9, 2012	Stephen P. Dickson -- Vice President and Controller